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Exhibit 99.3

        TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

Letter to Clients

for Tender of All Unregistered Outstanding
4.25% First Mortgage Bonds, Series 2016A, due 2046
in Exchange for Registered
4.25% First Mortgage Bonds, Series 2016A, due 2046

        The Exchange Offer will expire at 5:00 p.m., New York City time, on          , 2016, unless extended (the "Expiration Date"). Outstanding Bonds tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, but not thereafter.

To Our Clients:

        We are enclosing with this letter a prospectus, dated            , 2016 (the "Prospectus"), of Tri-State Generation and Transmission Association, Inc. ("Tri-State") and the related letter of transmittal. These two documents together constitute Tri-State's offer to exchange its 4.25% First Mortgage Bonds, Series 2016A, due 2046, the issuance of which has been registered under the Securities Act (the "Exchange Bonds"), for a like principal amount of Tri-State's issued and outstanding unregistered 4.25% First Mortgage Bonds, Series 2016A, due 2046 (the "Outstanding Bonds"). The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Bonds being tendered for exchange. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the letter of transmittal.

        We are the holder of record of Outstanding Bonds held by us for your own account. A tender of your Outstanding Bonds held by us can be made only by us as the record holder according to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Bonds held by us for your account.

        We request that you provide written instructions to us, in the form attached hereto, as to whether you wish to tender any or all of the Outstanding Bonds held by us for your account under the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

        Pursuant to the letter of transmittal, each holder of Outstanding Bonds will represent to Tri-State that:

  •
  Any Exchange Bonds received are being acquired in the ordinary course of business of the person receiving such Exchange Bonds;

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  Such person does not have an arrangement or understanding with any person to participate in the distribution of the Outstanding Bonds or the Exchange Bonds within the meaning of the Securities Act;

  •
  Such person is not an "affiliate" within the meaning of Rule 405 under the Securities Act of Tri-State or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  If such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Bonds;

  •
  If such person is a broker-dealer, it will receive Exchange Bonds in exchange for Outstanding Bonds that were acquired for its own account as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such Exchange

    Bonds; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;

  •
  If such person is a broker-dealer, it did not purchase the Outstanding Bonds to be exchanged for the Exchange Bonds from Tri-State; and

  •
  Such person is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

        The Exchange Offer is not being made to (nor will the surrender of Outstanding Bonds be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

        No person has been authorized to give any information with respect to the Exchange Offer, or to make any representation in connection therewith, other than those contained in the Prospectus and the related letter of transmittal. If made or given, such recommendation or any such information or representation must not be relied on as having been authorized by Tri-State.

Very truly yours,
TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

        Please return your instructions to us in the enclosed envelope with ample time to permit us to submit a tender on your behalf prior to the Expiration Date of the Exchange Offer.

 INSTRUCTIONS TO DTC PARTICIPANT

To Participant of The Depository Trust Company:

        The undersigned hereby acknowledges receipt of the prospectus, dated            , 2016, of Tri-State Generation and Transmission Association, Inc. ("Tri-State") and the related letter of transmittal. These two documents together constitute Tri-State's offer (the "Exchange Offer") to exchange its 4.25% First Mortgage Bonds, Series 2016A, due 2046, the issuance of which has been registered under the Securities Act (the "Exchange Bonds"), for a like principal amount of Tri-State's issued and outstanding unregistered 4.25% First Mortgage Bonds, Series 2016A, due 2046 (the "Outstanding Bonds").

        This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Outstanding Bonds held by you for the account of the undersigned.

        The aggregate principal amount of the Outstanding Bonds held by you for the account of the undersigned is (fill in amount): $                        .

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  ☐
  To TENDER all Outstanding Bonds held by you for the account of the undersigned.

  ☐
  To TENDER the following amount of Outstanding Bonds held by you for the account of the undersigned: $                        .

  ☐
  NOT to TENDER any Outstanding Bonds held by you for the account of the undersigned.

        If no box is checked, a signed and returned Instruction to DTC Participant will be deemed to instruct you to tender all Outstanding Bonds held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Outstanding Bonds held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

  •
  Any Exchange Bonds received are being acquired in the ordinary course of business of the undersigned;

  •
  The undersigned does not have an arrangement or understanding with any person to participate in the distribution of the Outstanding Bonds or the Exchange Bonds within the meaning of the Securities Act;

  •
  The undersigned is not an "affiliate" within the meaning of Rule 405 under the Securities Act of Tri-State or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  If the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Bonds;

  •
  If the undersigned is a broker-dealer, it will receive Exchange Bonds in exchange for Outstanding Bonds that were acquired for its own account as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such

    Exchange Bonds; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;

  •
  If the undersigned is a broker-dealer, it did not purchase the Outstanding Bonds to be exchanged for the Exchange Bonds from Tri-State; and

  •
  The undersigned is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

SIGN HERE
Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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  Exhibit 99.3
INSTRUCTIONS TO DTC PARTICIPANT